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                                                                    Exhibit (21)

                                 STEPAN COMPANY
                           SUBSIDIARIES OF REGISTRANT

      Subsidiary                                    Organized under the Laws of:
      ----------                                    ----------------------------

      Stepan Europe S.A.                                       France
      Stepan Canada, Inc.                                      Canada
      Stepan Mexico, S.A. de C.V.                              Mexico
      Stepan Deutschland GmbH                                  Germany
      Stepan Colombiana de Quimicos                            Colombia
      Stepan Quimica Ltda.                                     Brazil
      Stepan UK Limited                                        United Kingdom